EXHIBIT 32

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer and Chief Financial Officer

I, Robert G. Richards, Chief Executive Officer of Irvine Sensors, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ending December 28, 2003, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert G. Richards

Robert G. Richards

Chief Executive Officer

February 11, 2004

I, John J. Stuart, Jr., Chief Financial Officer of Irvine Sensors, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ending December 28, 2003, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John J. Stuart, Jr.

John J. Stuart, Jr.

Chief Financial Officer

February 11, 2004

A signed original of this written statement required by Section 906 has been provided to Irvine Sensors Corporation and will be retained by Irvine Sensors Corporation and furnished to the Securities and Exchange Commission or its staff upon request.